                                                                                                                                                                   Exhibit 99.1

Intelsat Announces Pricing of Notes

Pembroke, Bermuda, June 19, 2006 - Intelsat, Ltd. (“Intelsat”) announced today that its wholly-owned subsidiary, Intelsat (Bermuda), Ltd. (“Intelsat Bermuda”), priced approximately $2.34 billion aggregate principal amount of senior notes due 2013 and 2016 in connection with its contemplated acquisition (the “Acquisition”) of PanAmSat Holding Corporation (“PanAmSat”). The senior notes consist of $750 million 9¼% Senior Notes due 2016 that will be guaranteed by certain subsidiaries of Intelsat Bermuda, $260 million of Floating Rate Notes due 2013 and $1,330 million of 11¼% Senior Notes due 2016. The Floating Rate notes will bear interest at LIBOR plus 600 basis points. In addition, Intelsat announced today that PanAmSat Corporation has priced approximately $575 million aggregate principal amount of 9% Senior Notes due 2016. The net proceeds from these offerings will be used, together with cash on hand and amounts drawn under a new $600 million senior unsecured credit facility at Intelsat Bermuda, to consummate the Acquisition and to fund the purchase of certain outstanding notes of PanAmSat. The notes offerings and the Acquisition are expected to close on July 3, 2006, subject to the satisfaction or waiver of closing conditions.

The notes referred to above will be offered to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S. The notes will not be registered under the Securities Act of 1933, as amended (“the Securities Act”), and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Intelsat

Intelsat is a global communications provider offering flexible and secure services to customers in over 200 countries and territories. Intelsat has maintained a leadership position for over 40 years by distributing video, voice, and data for television and content providers, government and military entities, major corporations, telecommunications carriers, and Internet service providers. Intelsat's reach, power and expanding solutions portfolio deliver information reliably and quickly to every corner of the globe.

Investor Relations and Media Contact:

Dianne VanBeber
Vice President, Investor Relations and Corporate Communications
dianne.vanbeber@intelsat.com
+1 202 944 7406

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Intelsat Safe Harbor Statement: Some of the statements in this news release constitute "forward-looking statements" that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Intelsat's intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, including known and unknown risks, uncertainties and other factors, many of which are outside of Intelsat's control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Known risks include, but are not limited to, Intelsat's inability to secure necessary financing for, and to complete, its proposed acquisition of PanAmSat Holding Corporation. Detailed information about some of the known risks is included in Intelsat's annual report on Form 10-K for the year ended December 31, 2005 and Intelsat's registration statement on Form S-4 on file with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Intelsat's intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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